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                                  EXHIBIT 99.1

Notice of Approval of Merger of CCB Newco with and into California Community Bancshares, Inc.



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                      California Community Bancshares, Inc.
                                 649 Lincoln Way
                                Auburn, CA 95603

                                December 7, 2001

                          NOTICE OF APPROVAL OF MERGER
                                       OF
                                    CCB NEWCO
                   INTO CALIFORNIA COMMUNITY BANCSHARES, INC.


To the Former Holders of Common Stock
of California Community Bancshares, Inc.

     We are pleased to announce that the merger of California Community Bancshares, Inc. ("CCB") was approved by the majority stockholder on November 30, 2001 (the "Merger").

     As a result of the merger, each share of CCB common stock outstanding prior to the November 26, 2001 record date for the Merger ("CCB Common Stock"), and held of record by a stockholder other than the majority stockholder of CCB, has been converted into the right to receive, upon surrender of the certificate representing such share, a payment in cash or the cash equivalent of $4.50 without interest thereon. You are now entitled to surrender your CCB Common Stock certificate(s) in exchange for this payment.

     Enclosed please find a Letter of Transmittal which must be used in forwarding your CCB Common Stock certificates to Wells Fargo Shareowner Services, the payment agent, for payment to you of the amount described above. Please complete the Letter of Transmittal and deliver or mail the Letter of Transmittal and your stock certificate(s) to the Payment Agent, at the address shown on the Letter of Transmittal. If you forward these materials by mail, we recommend using registered mail, properly insured, because the risk of loss in transit is yours.

     If you do not wish to dissent, you may disregard this Notice, and forward the completed Letter of Transmittal and your CCB stock certificate(s) to the Payment Agent at the address shown on the Letter of Transmittal. Questions and requests for assistance in connection with the surrender of shares of CCB Common Stock may be directed to the Payment Agent at (877) 536-3552.

     However, since your shares were not voted, you have the option of becoming a "dissenting shareholder" and being paid in cash the fair market value of your shares of CCB Common Stock upon consummation of the Merger. If you elect to dissent, $3.75 per share is the price you will receive, as the Board of Directors of CCB has determined $3.75 per share to represent the fair market


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value of the CCB Common Stock for purposes of dissenters' rights. As required by
Chapter 13 of the California Corporation Law ("Chapter 13"), this price per share was determined as of December 6, 2001, the day before this Notice was mailed to you.

     Stockholders of CCB who wish to become dissenting shareholders must follow the procedures set forth in Sections 1300-1304 of Chapter 13, a copy of which is attached to this Notice and incorporated by reference and summarized below.

     IMPORTANT DETAILS CONCERNING THE PROCEDURES TO BE FOLLOWED IN ORDER TO BE CONSIDERED A "DISSENTING SHAREHOLDER" ARE SET FORTH BELOW; FAILURE TO TAKE THESE ACTIONS TIMELY AND PROPERLY WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS OF APPRAISAL.

1. You must make a written demand for purchase of your shares in cash. The demand should be mailed or delivered to:

                           California Community Bancshares, Inc.
                           1101 East Orangewood Avenue
                           Anaheim, California 92806
                           Attention:  Kimberly Drewniak, Secretary

2. The written demand MUST be received by CCB no later than January 6, 2002 (thirty (30) days after the date of mailing of this Notice). The written demand must include the number of shares that you hold of record that you demand that CCB purchase and a statement of the price which you claim is the fair market value of your shares of CCB Common Stock as of December 6, 2001.

3. You must also deliver the certificate(s) for your shares of CCB Common Stock to CCB within the same thirty (30) day period, in order that such certificate(s) may be stamped as representing dissenting shares and then returned to you. Any transfer of your shares prior to their being submitted for such endorsement will invalidate their status as dissenting shares.

4. If you agree with CCB that $3.75 represents the fair market value per share of CCB Common Stock as of December 6, 2001, and if you follow the required procedures as a dissenter, you will be entitled, assuming the Merger is consummated, to receive cash for your shares in the amount of $3.75 per share, with interest at the legal rate on judgments from the date of your agreement with CCB as to such price. However, if the payment cannot be made due to the provisions set forth in the Delaware General Corporation Law dealing with restrictions on a corporation's ability to distribute funds or assets to a shareholder, then those shareholders holding dissenting shares will become creditors of CCB and their claims will be payable as soon as permissible under those

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     provisions. No payments for dissenting shares will be made unless and until the Merger is consummated.

5. If you have made a demand for the purchase of your shares as described above, and if CCB denies that your shares are entitled to be purchased as dissenting shares or you do not agree with CCB as to the fair market value per share as of December 6, 2001, you may file a complaint in a Superior Court in the proper county of California asking the court to determine whether your shares are dissenting shares or their fair market value, or both. You must file such a complaint within six (6) months after the date of this Notice, or you will lose your right to require their purchase. Please refer to Section 1304 of Chapter 13 for additional information.

6. If you agree with CCB as to the purchase price of your shares of CCB Common Stock, or if a price is fixed by the Superior Court, you must surrender your share certificate(s) in order to receive payment of the price.

     THE FOREGOING PURPORTS ONLY TO SUMMARIZE A COMPLEX AREA OF LAW AND STOCKHOLDERS CONSIDERING EXERCISING DISSENTERS' RIGHTS SHOULD READ IN FULL SECTIONS 1300-1304 OF CHAPTER 13 ATTACHED HERETO AND SHOULD CONSULT THEIR OWN LEGAL AND TAX ADVISORS.

Dated and Mailed December 7, 2001

By Order of the Board of Directors
California Community Bancshares, Inc.


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                       CALIFORNIA GENERAL CORPORATION LAW
                         CHAPTER 13. Dissenters' Rights


1300. RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

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     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301.  DEMAND FOR PURCHASE.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302.  ENDORSEMENT OF SHARES.

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so


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stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.  AGREED PRICE - TIME FOR PAYMENT.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.